UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 9, 2006
Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (706) 576-3400
Not applicable

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Release and Consulting Services Agreement
     On January 31, 2006, Carmike Cinemas, Inc. (the “Company”), announced that Martin A. Durant, the Company’s Senior Vice President — Finance, Treasurer and Chief Financial Officer, had indicated his intention to retire. As discussed below in Item 5.02, upon the effective date of Mr. Durant’s retirement, Richard B. Hare will replace Mr. Durant as the Company’s Senior Vice President — Finance, Treasurer and Chief Financial Officer.
     In connection with Mr. Durant’s retirement, the Company entered into a Release and Consulting Services Agreement with Mr. Durant (the “Agreement”), which is effective the later of March 31, 2006 or the date immediately following the filing of the Company’s Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission (the “Effective Date”). Under the Agreement, Mr. Durant will receive the following severance benefits:
•	the Company will continue to pay Mr. Durant his current base salary for a period of six months following the Effective Date;

•	the Company will pay Mr. Durant his earned but unpaid 2005 cash bonus;

•	the Company will pay Mr. Durant a cash bonus in an amount equal to $90,500, subject to Mr. Durant’s forfeiture of all unexercised options;

•	on January 31, 2007 the Company will deliver the 10,000 unvested restricted shares of common stock earned by Mr. Durant for 2004 performance pursuant to the Company’s 2002 Stock Plan;

•	the Company will continue to pay additional cash compensation under Mr. Durant’s deferred compensation arrangement with respect to all cash and equity compensation paid pursuant to the Agreement; and

•	Mr. Durant will continue to receive his current medical benefits for a period of six months following the Effective Date and is permitted to keep his current company-provided automobile.
     Under the Agreement, Mr. Durant will serve as a consultant to the Company for a period of six months following the Effective Date and the Company will reimburse Mr. Durant’s reasonable and necessary expenses incurred in performing the consulting services. Mr. Durant has provided the Company with a general release from any and all claims relating to his employment and has agreed to protect the Company’s trade secrets and confidential information. Further, during the consulting period and for one year after termination of the consulting period, Mr. Durant has agreed not to compete with the Company in any of the 37 states identified in the Agreement, hire or solicit the Company’s key employees, or solicit any of the Company’s dealers, distributors or customers for or on behalf of a competing business.

     The foregoing description of the Agreement is a general description only and is qualified it its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.
Chief Financial Officer Compensation Package
     As described below in Item 5.02, the Company has appointed Richard B. Hare as the Company’s Senior Vice President — Finance, Treasurer and Chief Financial Officer. Mr. Hare will join the Company on March 27, 2006 but his appointment to Senior Vice President — Finance, Treasurer and Chief Financial Officer will become effective upon the date of Mr. Durant’s retirement, which will be the later of March 31, 2006 or the date immediately following the filing of the Company’s Form 10-K for the year ended December 31, 2005. A written description of Mr. Hare’s compensation package, effective as of March 27, 2006, is set forth as Exhibit 99.1 and incorporated herein by reference.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) On March 15, 2006, the Company announced that Richard B. Hare, 39, has been appointed as the Company’s Senior Vice President — Finance, Treasurer and Chief Financial Officer. Mr. Hare will join the Company on March 27, 2006 but his appointment to Senior Vice President — Finance, Treasurer and Chief Financial Officer will become effective upon the date of Mr. Durant’s retirement, which will be the later of March 31, 2006 or the date immediately following the filing of the Company’s Form 10-K for the year ended December 31, 2005.
     Mr. Hare has served as Chief Accounting Officer and Controller for Greenfuels Holding Company, LLC and its affiliates (“Greenfuels”) since August 2002. Greenfuels is a privately-held energy development and management services company based in Birmingham, Alabama. While at Greenfuels, Mr. Hare was responsible for all accounting, financial reporting, information systems, risk management, and credit and collections as well as regulatory and financial compliance for multiple closely held entrepreneurial companies. From October 2000 until June 2002, Mr. Hare served as Assistant Treasurer for Sanmina-SCI Corporation, a manufacturer of electronic components and a public company listed on the Nasdaq National Market. From 1997 until October 2000, Mr. Hare served as Treasurer of Wolverine Tube, Inc., a large manufacturer of copper and copper alloy products and a public company listed on the New York Stock Exchange. Mr. Hare began his career in 1989 at Coopers & Lybrand, a public accounting firm.
     Mr. Hare holds a Master in Business Administration from Vanderbilt University and an undergraduate degree form Auburn University. He is a Certified Public Accountant and a member of the American Institute of Certified Public Accountants.

     A copy of the press release, dated March 15, 2006, announcing Mr. Hare’s appointment is attached hereto as Exhibit 99.2. Information regarding Mr. Hare’s compensation package is disclosed above in Item 1.01 and Exhibit 99.1 hereto, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit 10.1	Release and Consulting Services Agreement, dated March 9, 2006 by and between Martin A. Durant and Carmike Cinemas, Inc.

Exhibit 99.1	Richard B. Hare Compensation Package.

Exhibit 99.2	Press release dated March 15, 2006.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.
Date: March 15, 2006	By:	/s/ Lee Champion
Lee Champion
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description
10.1	Release and Consulting Services Agreement, dated March 9, 2006, by and between Martin A. Durant and Carmike Cinemas, Inc.

99.1	Richard B. Hare Compensation Package.

99.2	Press release dated March 15, 2006.

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